SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported):  May 19, 2004

PEREGRINE SYSTEMS, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3611 VALLEY CENTRE DRIVE, SAN DIEGO, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5000

N/A

(Former name or former address, if changed since last report)

Item 9.                                                         Other Events

On May 19, 2004, Peregrine Systems, Inc. issued a press release announcing that it will host a conference call on Wednesday, May 26, at 1:00 p.m. PDT (4:00 p.m. EDT) to provide a business update for investors, customers, partners and other stakeholders.  Peregrine management plans to discuss its new branding and strategic initiatives, which will be unveiled at Synergy04, its global users conference held at the Loews Miami Beach Hotel in South Beach, Florida from May 25 to 27.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Exhibit No.	Description
99.1	Press Release, dated May 19, 2004, announcing a conference call to provide a business update

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2004	PEREGRINE SYSTEMS, INC.

By:	/s/ Kevin Courtois
Kevin Courtois
Senior Vice President, General Counsel
and Secretary